Exhibit 23.3

Consent of Souza, Cescon Avedissian, Barrieu e Flesch Advogados

São Paulo, November 8, 2007

               Re:  Consent of Souza, Cescon Avedissian, Barrieu e Flesch Advogados

Ladies and Gentlemen:

We hereby consent to the reference made to our firm under the captions “Legal Matters” and “Enforcement of Civil Liabilities” of the Registration Statement (Form F-4 No. 333-) and related Prospectus of Cosan Limited for the registration of class A common shares and class B series 2 common shares of its common stock.

Very truly yours,

/s/ Alexandre Barreto
Souza, Cescon Avedissian, Barrieu e Flesch Advogados